UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of report (Date of earliest event reported) June 22, 2006 (June 22, 2006)

Cendant Corporation

(Exact name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation) 9 West 57th Street New York, NY (Address of principal executive office)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number) 10019 (Zip Code)

Registrant's telephone number, including area code (212) 413-1800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The 2006 annual meeting of stockholders of Cendant Corporation has been scheduled for August 29, 2006. As the date of our 2006 annual meeting of stockholders has been changed by more than 30 days from the date of our 2005 annual meeting of stockholders, in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for receipt of stockholder proposals for inclusion in our proxy statement and form of proxy for the 2006 annual meeting pursuant to Rule 14a-8 has been set at July 7, 2006. In order for a proposal to be considered timely, it must be received by us on or prior to such date at our principal executive offices at 9 West 57th Street, New York, NY 10019 and be directed to the attention of the Corporate Secretary. In addition, in accordance with the requirements for advance notice set forth in our By-Laws, in order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of our By-Laws and Rule 14a-4(c) under the Exchange Act, such proposal must be received by us at the address noted above on or before July 3, 2006. Proposals should be directed to the attention of the Corporate Secretary. On June 22, 2006, we issued a press release announcing the date of our 2006 annual meeting of stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

     (d) Exhibits.

99.1	Press Release dated June 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Law and Corporate Secretary

Date: June 22, 2006

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K

Report Dated June 22, 2006 (June 22, 2006)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 22, 2006.